UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,
Box 70381,
SE-107 24, Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2021, Autoliv, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 61,821,838 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 24, 2021. At the Annual Meeting, the Company’s stockholders took the following actions:

Election of Directors

Mr. Mikael Bratt, Ms. Laurie Brlas, Mr. Jan Carlson, Mr. Hasse Johansson, Mr. Leif Johansson, Mr. Franz-Josef Kortüm, Mr. Frédéric Lissalde, Ms. Min Liu, Dr. Xiaozhi Liu, Mr. Martin Lundstedt, and Mr. Thaddeus “Ted” Senko were each elected to the Company’s board of directors (the “Board”) for a one-year term until the 2022 annual meeting of stockholders.

The votes cast were as follows:

Mr. Mikael Bratt: 60,989,502 votes for, 97,812 votes withheld and 734,524 broker non-votes.

Ms. Laurie Brlas: 60,881,147 votes for, 206,167 votes withheld and 734,524 broker non-votes.

Mr. Jan Carlson: 54,274,003 votes for, 6,813,311 votes withheld and 734,524 broker non-votes.

Mr. Hasse Johansson: 60,642,679 votes for, 444,635 votes withheld and 734,524 broker non-votes.

Mr. Leif Johansson: 59,782,789 votes for, 1,304,525 votes withheld and 734,524 broker non-votes.

Mr. Franz-Josef Kortüm: 60,642,601 votes for, 444,713 votes withheld and 734,524 broker non-votes.

Mr. Frédéric Lissalde: 60,978,557 votes for, 108,757 votes withheld and 734,524 broker non-votes.

Ms. Min Liu: 60,992,772 votes for, 94,542 votes withheld and 734,524broker non-votes.

Dr. Xiaozhi Liu: 60,848,597 votes for, 238,717 votes withheld and 734,524 broker non-votes.

Mr. Martin Lundstedt: 60,985,226 votes for, 102,088 votes withheld and 734,524 broker non-votes.

Mr. Thaddeus “Ted” Senko: 60,589,988 votes for, 497,326 votes withheld and 734,524 broker non-votes.

Advisory Vote to Approve Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2020. The votes cast were as follows:

49,911,834 votes for, 10,993,066 votes against, 182,414 abstentions and 734,524 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021. The votes cast were as follows:

59,025,336 votes for, 2,729,434 votes against, 67,068 abstentions and 0 broker non-votes.

A copy of the press release dated May 13, 2021 regarding the results of the Annual Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Committees of the Board and Lead Independent Director

In the press release dated May 13, 2021, the Company announced changes approved by the Board effective as of May 12, 2021 to the standing Board committees and the membership of those committees. The standing committees are now composed as follows:

Audit and Risk Committee: Ted Senko (Chair), Laurie Brlas, Hasse Johansson, and Min Liu

Leadership Development and Compensation Committee: Frédéric Lissalde (Chair), Leif Johansson, Xiaozhi Liu, and Martin Lundstedt

Nominating and Corporate Governance Committee: Leif Johansson (Chair), Laurie Brlas, Franz-Josef Kortüm, and Frédéric Lissalde

In the same press release, the Company also announced that the independent members of the Board elected Franz-Josef Kortüm as the Lead Independent Director of the Board and that Jan Carlson continues as the Chairman of the Board of Directors.

A copy of the press release dated May 13, 2021 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Second Quarter Dividend

In a press release dated May 12, 2021, the Company announced that the Board declared a quarterly dividend of $0.62 cents per share for the second quarter of 2021. The dividend will be payable on Monday, June 14, 2021 to the Company stockholders of record on the close of business on Friday, May 28, 2021.

A copy of the press release dated May 12, 2021 regarding the second quarter dividend is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 13, 2021 (Annual Meeting).

99.2	Press Release of Autoliv, Inc. dated May 12, 2021 (Dividend Declaration).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 13, 2021 (Annual Meeting).

99.2	Press Release of Autoliv, Inc. dated May 12, 2021 (Dividend Declaration).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: May 17, 2021